UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2006
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50865 (Commission File Number)	13-3607736 (IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)	91355 (Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 12, 2006, MannKind Corporation (the “Company”) completed its previously announced offerings of $115.0 million aggregate principal amount of the Company’s 3.75% Senior Convertible Notes due 2013 (including $15.0 million aggregate principal amount of the Notes sold pursuant to the underwriters’ over-allotment option that was exercised in full) (the “Notes”) and 20,000,000 shares of the Company’s common stock (the “Shares”), as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2006. The underwriters in the common stock offering maintain an option to purchase up to an additional 3,000,000 shares of the Company’s common stock to cover over-allotments during the applicable 30-day over-allotment option period.
The Notes are governed by the terms of an indenture dated as of November 1, 2006 (the “Indenture”), a copy of which is attached as Exhibit 4.6 to the Company’s Registration Statement on Form S-3 (No. 333-138373) filed with the Securities and Exchange Commission on November 2, 2006, and a first supplemental indenture dated December 12, 2006 (the “First Supplemental Indenture”), each by and between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Copies of the First Supplemental Indenture and the form of related global Note are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively.
The Notes bear interest at the rate of 3.75% per year on the principal amount of the Notes, payable in cash semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2007. The Notes are general, unsecured, senior obligations of the Company and effectively rank junior in right of payment to all of the Company’s secured debt, to the extent of the value of the assets securing such debt, and to the debt and all other liabilities of the Company’s subsidiaries.
The maturity date of the Notes is December 15, 2013. Holders may convert, at any time prior to the close of business on the business day immediately preceding the stated maturity date, any outstanding Notes into shares of the Company’s common stock at an initial conversion rate of 44.5002 shares per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $22.47 per share, subject to adjustment. Except in certain circumstances, if the Company undergoes a fundamental change: (1) the Company will pay a make-whole premium on the Notes converted in connection with a fundamental change by increasing the conversion rate on such Notes, which amount, if any, will be based on the Company’s common stock price and the effective date of the fundamental change, and (2) each holder of the Notes will have the option to require the Company to repurchase all or any portion of such holder’s Notes at a repurchase price of 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any.
Both the Notes and the Shares were sold pursuant to effective registration statements on Form S-3 (Nos. 333-138373 and 333-139154) under the Securities Act of 1933, as amended.
The summary of the foregoing transactions is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description

4.1	First Supplemental Indenture, dated December 12, 2006

4.2	Form of 3.75% Senior Convertible Note due 2013

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: December 12, 2006

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated December 12, 2006

4.2	Form of 3.75% Senior Convertible Note due 2013